News Release

Tuesday, October 14, 2003

Gannett Co., Inc. Reports Third Quarter Results

McLEAN, VA - Gannett Co., Inc. (NYSE: GCI) reported today that 2003 third quarter earnings per diluted share, on a GAAP (generally accepted accounting principles) basis, were $1.03 versus 99 cents for the third quarter of 2002, a new record.

Diluted earnings per share for the first nine months of 2003 were $3.15 compared with $3.02 for the same interval in 2002, also a new record.

Net income rose 5 percent to $279.0 million versus $265.6 million in 2002's third quarter. Operating cash flow (defined as operating income plus depreciation and amortization) increased 3 percent to $523.0 million in 2003's third quarter from $507.1 million in the year earlier quarter. Total operating revenues advanced 4 percent to $1.63 billion in the third quarter.

Average diluted shares outstanding in the quarter totaled 272,174,000 compared with 269,306,000 in 2002's third quarter.

For the first nine months of 2003, net income increased 5 percent to $853.2 million from $813.1 million and operating cash flow rose 3 percent to $1.58 billion. Total operating revenues advanced 4 percent to $4.89 billion from $4.70 billion.

Commenting on the company's performance, Douglas H. McCorkindale, Chairman, President and CEO said: "Gannett achieved record earnings in the quarter despite substantially reduced political advertising on our television stations, and an uneven economy. Our newspaper operations posted solid year-over-year gains in advertising revenues and operating cash flow in the third quarter. Overseas, our Newsquest team made another strong contribution to operating results. A decline in interest expense and a favorable currency exchange rate also contributed to earnings growth."

NEWSPAPERS

Newspaper results in the quarter include the SMG (Scottish Media Group) publishing business and the Texas-New Mexico Newspapers Partnership. Total newspaper operating revenues, which include USA TODAY and our UK businesses, advanced to $1.46 billion in the third quarter versus $1.39 billion in the same interval in 2002, a 5 percent increase. Operating cash flow increased 6 percent to $455.4 million. Newsprint expense increased 12 percent as a result of higher year-over-year prices and increased consumption due to the previously mentioned acquisitions.

At USA TODAY, advertising revenues were 5 percent higher in 2003's third quarter than in the third quarter of 2002. Paid advertising pages totaled 1,023 compared with 1,017 last year. For the year-to-date, USA TODAY's advertising revenues advanced 2 percent while paid pages numbered 3,338 versus 3,431 last year, a 3 percent decline. USA TODAY's improved results in the quarter reflected greater demand for travel, telecommunications, retail and pharmaceutical related advertising.

TELEVISION

      In the third quarter, television revenues declined 6 percent to $172.3 million from $184.0 million in the corresponding interval of 2002, reflecting significantly diminished political advertising. Television operating income and cash flow lagged the prior year's quarter and were $72.6 million and $79.3 million, respectively.

NON-OPERATING ITEMS

Interest expense for the third quarter declined 15 percent to $33.9 million from $39.7 million in the prior year's third quarter. Other non-operating expense primarily reflects non-operating charges for minority interest and Internet investments, partially offset by investment income and currency gains.

*      *      *

At the end of the quarter, Gannett had more than 100 domestic publishing web sites, including USATODAY.com, one of the most popular newspaper sites on the Web. The company also had Web sites in all of its 19 television markets. In August, Gannett's consolidated domestic Internet audience share was 14.2 million unique visitors reaching over 10 percent of the Internet audience according to Nielsen//Net Ratings. Newsquest is also an Internet leader in the UK where its network of Web sites attracts more than 16.5 million monthly page impressions from almost 1.7 million unique users.

All references in this release and attachments to "operating cash flow" are to a non-GAAP financial measure. Management believes that use of this measure allows investors and management to analyze and compare the company's performance in a more meaningful and consistent manner. A reconciliation of these non-GAAP amounts to the company's consolidated statements of income is attached.

As previously announced, the company will hold an earnings conference call at 9:00 a.m. EDT today. The call can be accessed via a live Webcast through the Investor Relations section of the company's Web site, www.gannett.com, or listen-only conference lines, by dialing 1-800-915-4836 (in the U.S.) and 1-973-317-5319 (outside the U.S.) at least 10 minutes prior to the scheduled start of the call. Replay of the conference call will be available about two hours after the live call. To access the replay, dial 1-800-428-6051 (in the U.S.) and 1-973-709-2089 (outside the U.S.). The access code for the replay is 306019. Materials related to the call will be available through the Investor Relations section of the company's Web site Wednesday morning.

Gannett Co., Inc. is a leading international news and information company that publishes 100 daily newspapers in the USA, including USA TODAY, the nation's largest-selling daily newspaper. The company also owns almost 500 non-daily publications in the USA and USA WEEKEND, a weekly newspaper magazine. Gannett subsidiary Newsquest is the United Kingdom's second largest regional newspaper company. Newsquest publishes more than 300 titles, including 17 daily newspapers, and a network of prize-winning Web sites. Gannett also operates 22 television stations in the United States and is an Internet leader with sites sponsored by its TV stations and newspapers including USATODAY.com, one of the most popular news sites on the Web.

Certain statements in this press release may be forward looking in nature or "forward looking statements" as defined in the Private Securities Litigation Reform Act of 1995. The forward looking statements contained in this press release are subject to a number of risks, trends and uncertainties that could cause actual performance to differ materially from these forward looking statements. A number of those risks, trends and uncertainties are discussed in the company's SEC reports, including the company's annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward looking statements in this press release should be evaluated in light of these important risk factors.

Gannett is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this press release by wire services, Internet service providers or other media.

For investor inquiries, contact:
Gracia Martore
Senior Vice President and Chief Financial Officer
703-854-6918
gmartore@gannett.com

For media inquires, contact:
Tara Connell
Vice President of Corporate Communications
703-854-6049
tjconnel@gannett.com

#       #       #

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

                                  Thirteen weeks ended         % Inc
                           Sept. 28, 2003   Sept. 29, 2002      (Dec)
Net Operating Revenues:
Newspaper advertising       $   1,067,039    $   1,006,923       6.0
Newspaper circulation             300,277          292,659       2.6
Television                        172,302          184,039      (6.4)
Other                              91,665           86,058       6.5
                            -------------    -------------     ------
Total                           1,631,283        1,569,679       3.9
                            -------------    -------------     ------
Operating Expenses:
Cost of sales and operating
 expenses, exclusive of
 depreciation                     849,088          808,882       5.0
Selling, general and
 administrative expenses,
 exclusive of depreciation        259,147          253,735       2.1
Depreciation                       58,452           54,572       7.1
Amortization of intangible
 assets                             2,134            1,830      16.6
                            -------------    -------------     ------
Total                           1,168,821        1,119,019       4.5
                            -------------    -------------     ------
Operating income                  462,462          450,660       2.6
                            -------------    -------------     ------
Non-operating income
 (expense):
Interest expense                  (33,857)         (39,709)    (14.7)
Other                              (4,573)          (6,015)    (24.0)
                            -------------    -------------     ------
Total                             (38,430)         (45,724)    (16.0)
                            -------------    -------------     ------

Income before income taxes        424,032          404,936       4.7
Provision for income taxes        145,000          139,300       4.1
                            -------------    -------------     ------
Net income                  $     279,032    $     265,636       5.0
                            =============    =============     ======

Net income per share-basic          $1.03            $0.99       4.0
                                    =====            =====     ======
Net income per share-diluted        $1.03            $0.99       4.0
                                    =====            =====     ======
Dividends per share                 $0.25            $0.24       4.2
                                    =====            =====     ======

CONSOLIDATED STATEMENTS OF INCOME
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars (except per share amounts)

                                  Thirty-nine weeks ended      % Inc
                            Sept. 28, 2003   Sept. 29, 2002     (Dec)
Net Operating Revenues:
Newspaper advertising       $   3,188,467    $   3,022,664       5.5
Newspaper circulation             905,888          885,911       2.3
Television                        523,205          542,524      (3.6)
Other                             271,251          244,928      10.7
                            -------------    -------------     ------
Total                           4,888,811        4,696,027       4.1
                            -------------    -------------     ------
Operating Expenses:
Cost of sales and operating
 expenses, exclusive of
 depreciation                   2,542,682        2,415,253       5.3
Selling, general and
 administrative expenses,
 exclusive of depreciation        770,635          756,600       1.9
Depreciation                      167,759          161,303       4.0
Amortization of intangible
 assets                             6,138            5,497      11.7
                            -------------    -------------     ------
Total                           3,487,214        3,338,653       4.4
                            -------------    -------------     ------
Operating income                1,401,597        1,357,374       3.3
                            -------------    -------------     ------
Non-operating income
 (expense):
Interest expense                 (106,300)        (109,564)     (3.0)
Other                               1,178           (8,388)      ***
                            -------------    -------------     ------
Total                            (105,122)        (117,952)    (10.9)
                            -------------    -------------     ------

Income before income taxes      1,296,475        1,239,422       4.6
Provision for income taxes        443,300          426,300       4.0
                            -------------    -------------     ------
Net income                  $     853,175    $     813,122       4.9
                            =============    =============     ======

Net income per share-basic          $3.17            $3.05       3.9
                                    =====            =====     ======
Net income per share-diluted        $3.15            $3.02       4.3
                                    =====            =====     ======
Dividends per share                 $0.73            $0.70       4.3
                                    =====            =====     ======

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

                                  Thirteen weeks ended         % Inc
                            Sept. 28, 2003   Sept. 29, 2002     (Dec)

Net Operating Revenues:
Newspaper publishing        $   1,458,981    $   1,385,640       5.3
Television                        172,302          184,039      (6.4)
                            -------------    -------------     ------
Total                       $   1,631,283    $   1,569,679       3.9
                            =============    =============     ======
Operating Income (net
 of depreciation and
 amortization):
Newspaper publishing        $     405,339    $     384,298       5.5
Television                         72,622           81,506     (10.9)
Corporate                         (15,499)         (15,144)     (2.3)
                            -------------    -------------     ------
Total                       $     462,462    $     450,660       2.6
                            =============    =============     ======
Depreciation and
 Amortization:
Newspaper publishing        $      50,055    $      46,252       8.2
Television                          6,644            6,400       3.8
Corporate                           3,887            3,750       3.7
                            -------------    -------------     ------
Total                       $      60,586    $      56,402       7.4
                            =============    =============     ======
Operating Cash Flow (1):
Newspaper publishing        $     455,394    $     430,550       5.8
Television                         79,266           87,906      (9.8)
Corporate                         (11,612)         (11,394)     (1.9)
                            -------------    -------------     ------
Total                       $     523,048    $     507,062       3.2
                            =============    =============     ======

(1) Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and
    amortization expense. See attachment for reconciliation of amounts to the Consolidated Statements of Income.

BUSINESS SEGMENT INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

                                  Thirty-nine weeks ended      % Inc
                            Sept. 28, 2003   Sept. 29, 2002     (Dec)

Net Operating Revenues:
Newspaper publishing        $   4,365,606    $   4,153,503       5.1
Television                        523,205          542,524      (3.6)
                            -------------    -------------     ------
Total                       $   4,888,811    $   4,696,027       4.1
                            =============    =============     ======
Operating Income (net
 of depreciation and
 amortization):
Newspaper publishing        $   1,216,300    $   1,154,226       5.4
Television                        232,164          248,738      (6.7)
Corporate                         (46,867)         (45,590)     (2.8)
                            -------------    -------------     ------
Total                       $   1,401,597    $   1,357,374       3.3
                            =============    =============     ======
Depreciation and
 Amortization:
Newspaper publishing        $     142,419    $     136,802       4.1
Television                         19,857           19,148       3.7
Corporate                          11,621           10,850       7.1
                            -------------    -------------     ------
Total                       $     173,897    $     166,800       4.3
                            =============    =============     ======
Operating Cash Flow (1):
Newspaper publishing        $   1,358,719    $   1,291,028       5.2
Television                        252,021          267,886      (5.9)
Corporate                         (35,246)         (34,740)     (1.5)
                            -------------    -------------     ------
Total                       $   1,575,494    $   1,524,174       3.4
                            =============    =============     ======

(1) Operating Cash Flow represents operating income for each of the company's business segments plus related depreciation and
    amortization expense. See attachment for reconciliation of amounts to the Consolidated Statements of Income.

NON-GAAP FINANCIAL INFORMATION
Gannett Co., Inc. and Subsidiaries
Unaudited, in thousands of dollars

"Operating Cash Flow", a non-GAAP measure, is defined as operating income plus depreciation and amortization of intangible assets.
Management believes that the use of this measure allows investors and management to measure, analyze and compare the cash resources generated from its business segment operations in a meaningful and consistent manner. The focus on operating cash flow is appropriate given the consistent and generally predictable strength of cash flow generation by newspaper and television operations, and the short period of time it takes to convert new orders to cash.

A reconciliation of these non-GAAP amounts to the company's operating income, which the company believes is the most directly comparable financial measure calculated and presented in accordance with GAAP on the company's consolidated statements of income, follows:

Thirteen Weeks Ended September 28, 2003

                   Newspaper                            Consolidated
                  Publishing   Television   Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $  455,394   $   79,266   $ (11,612)  $    523,048
Less:
Depreciation         (47,921)      (6,644)     (3,887)       (58,452)
Amortization          (2,134)         -           -           (2,134)
                  ----------   ----------   ---------   ------------
Operating Income  $  405,339   $   72,622   $ (15,499)  $    462,462
                  ==========   ==========   =========   ============

Thirteen Weeks Ended September 29, 2002

                   Newspaper                            Consolidated
                  Publishing   Television   Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $  430,550   $   87,906   $ (11,394)  $    507,062
Less:
Depreciation         (44,422)      (6,400)     (3,750)       (54,572)
Amortization          (1,830)         -           -           (1,830)
                  ----------   ----------   ---------   ------------
Operating Income  $  384,298   $   81,506   $ (15,144)  $    450,660
                  ==========   ==========   =========   ============

Thirty-nine Weeks Ended September 28, 2003

                   Newspaper                            Consolidated
                  Publishing   Television   Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $1,358,719   $  252,021   $ (35,246)  $  1,575,494
Less:
Depreciation        (136,281)     (19,857)    (11,621)      (167,759)
Amortization          (6,138)         -           -           (6,138)
                  ----------   ----------   ---------   ------------
Operating Income  $1,216,300   $  232,164   $ (46,867)  $  1,401,597
                  ==========   ==========   =========   ============

Thirty-nine Weeks Ended September 29, 2002

                   Newspaper                            Consolidated
                  Publishing   Television   Corporate      Total
                  ----------   ----------   ---------   ------------

Operating
 cash flow        $1,291,028   $  267,886   $ (34,740)  $  1,524,174
Less:
Depreciation        (131,305)     (19,148)    (10,850)      (161,303)
Amortization          (5,497)         -           -           (5,497)
                  ----------   ----------   ---------   ------------
Operating Income  $1,154,226   $  248,738   $ (45,590)  $  1,357,374
                  ==========   ==========   =========   ============